Pangaea Logistics Solutions Ltd. Extends Freight Agreement with Noranda Bauxite and Alumina
Allows for continuation of Pangaea’s client-focused strategy
NEWPORT, RI – November 27, 2018 - Pangaea Logistics Solutions Ltd. (“Pangaea”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today that its contract to move bauxite from Jamaica to Gramercy, Louisiana for Noranda Bauxite and Alumina (“Noranda”) has been extended through year end 2031.

“We are pleased to extend our partnership with Noranda,” said Ed Coll, Pangaea’s Chief Executive Officer. “Noranda and Pangaea know each other very well, having frequently found ways to enhance our relationship over many years, resulting in a true partnership. We look forward to serving Noranda’s transportation, supply and logistics needs for many, many years, and we will work and grow together on marketing and logistics for other products related to the aluminum industry.”

David F. D’Addario, Chief Executive Officer of Noranda, added, “Having such a stable and dependable partner as Pangaea transporting our bauxite from Jamaica to Gramercy gives us comfort in knowing that our key raw material supply will get to our refinery timely and cost effectively. With decades of bauxite supply under lease to us in Jamaica, it makes sense to extend our relationship with Pangaea through the next decade and create a pricing paradigm where our costs are much more predictable over that period.”

Along with extending the term of the contract, the parties agreed to a pricing structure designed to create, net of fuel and port cost variances, stable pricing with minor inflationary adjustments through the life of the contract. Pangaea moves over 3 million metric tons of bauxite from Jamaica to Gramercy each year in an efficient ocean shuttle service utilizing three dedicated vessels, and Coll indicated that over the period of the extended contract Pangaea will move over 40 million tons of cargo for Noranda.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

About Noranda

Noranda Bauxite and Alumina are the bauxite mining and alumina refinery operations of New Day Aluminum LLC. Noranda Bauxite, located in St. Ann, Jamaica, mines and ships bauxite for metallurgical and non-metallurgical applications globally. Noranda Alumina, located in Gramercy, Louisiana, produces smelter grade alumina for the production of aluminum as well as chemical grade alumina which is used in a wide array of industrial applications. Noranda Bauxite and Alumina, as well as ARC Fused Alumina S.A.R.L., a white fused alumina business in La Bathie, France, are principally owned by the partners of DADA Holdings. DADA is an investment and management company based in Fort Lauderdale, FL that makes control investments and manages companies in basic industries, such as metals and mining.

Press and Investor Relations Contacts

For Pangaea:
Thomas Rozycki
Prosek Partners
646-818-9208
trozycki@prosek.com

Sean Silva
Prosek Partners
646-818-9122
ssilva@prosek.com

For Noranda:
Chris Young
Noranda Bauxite and Alumina
225-869-2158
Chris.young@norandaalumina.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.